Exhibit 10.1

Agreed Form

FORM OF LOCK-UP AGREEMENT

[    ], 2022

MicroAlgo Inc. (formerly named Venus Acquisition Corporation)

Unit 507, Building C, Taoyuan Street

Long Jing High and New Technology Jingu Pioneer Park

Nanshan District, Shenzhen, 518052 People’s Republic of China

VIYI Algorithm Inc. Unit 507, Building C, Taoyuan Street Long Jing High and New Technology Jingu Pioneer Park Nanshan District, Shenzhen, 518052 People’s Republic of China

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with the Merger Agreement dated as of June 10 , 2021(the “Merger Agreement”) entered into by and VIYI Algorithm Inc., a Cayman Islands exempted company (the “Company”), Venus Acquisition Corporation, a Cayman Islands exempted company (the “Purchaser”), and Venus Merger Sub Corp., a Cayman Islands exempted company and wholly-owned subsidiary of the Purchaser (the “Merger Sub”) on the date of this Letter Agreement. Capitalized terms used but not otherwise defined in this Letter Agreement shall have the meanings ascribed thereto in the Merger Agreement.

In order to induce Purchaser Parties to proceed with the Transactions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Shareholder”) hereby agrees with Purchaser and until the Effective Time, Merger Sub as follows (Shareholder, Purchaser and until the Effective Time, Merger Sub collectively the “Parties” and each individually a “Party”):

1. Subject to the exceptions set forth herein, the Shareholder agrees not to, without the prior written consent of the board of directors of Purchaser, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any ordinary shares], par value $0.001 per share, of Purchaser (“Purchaser Shares”) held by it immediately after the Closing, any Purchaser Shares issuable upon the exercise of any options or warrants to purchase Purchaser Shares held by it immediately after the Closing, or any securities convertible into or exercisable or exchangeable for Purchaser Shares held by it immediately after the Closing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Purchaser Shares or securities convertible into or exercisable or exchangeable for Purchaser Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) for the period (the “Lock-Up Period”) commencing on the Effective Time and until the earlier of (i) the date that is the 180th day after the Closing, and (ii) the date on which the closing price of the Purchaser Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period after the Closing. Notwithstanding the foregoing, 2,500,000 Purchaser Shares received by the undersigned the undersigned shall be free from any and all Transfer restrictions under this Letter Agreement and be deemed freely transferable without limitation, it being the intention of the Company that such shares be “Unrestricted Publicly Held Shares” in accordance with Rule 5210 of the Nasdaq Stock Market.

Agreed Form

2. The restrictions set forth in paragraph 1 shall not apply to:

(i)	in the case of an entity, Transfers to a stockholder, partner, member or affiliate of such entity, provided however that any proposed transferee is no an affiliate of the Company;

(ii)	in the case of an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)	in the case of an individual, Transfers pursuant to a qualified domestic relations order;

(v)	in the case of an entity, Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(vi)	transactions relating to Purchaser Shares or other securities convertible into or exercisable or exchangeable for Purchaser Shares acquired in open market transactions after the Closing;

(vii)	[ reserved];

(viii)	[reserved]

(ix)	Transfers to Purchaser pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Purchaser or the Company or forfeiture of the Shareholder’s shares in Purchaser or the Company or other securities convertible into or exercisable or exchangeable for shares in Purchaser or the Company in connection with the termination of the Shareholder’s service to Purchaser or the Company;

(x)	[reserved];

(xi)	transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of Purchaser’s Shareholders having the right to exchange their Purchaser Shares for cash, securities or other property; and

(xii)	transactions to satisfy any U.S. federal, state, or local income tax obligations of the Shareholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties thereto, and such change prevents the Transactions from qualifying as a “reorganization” pursuant to Section 368 or Section 351 of the Code (and the Transactions do not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes).

Agreed Form

provided, however, that in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement, in substantially the form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Shareholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Shareholder; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

3. The Shareholder hereby represents and warrants that such Shareholder has full power and authority to enter into this Letter Agreement and that this Letter Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms. Upon request, the Shareholder will execute any additional documents necessary in connection with enforcement hereof, provided that the terms of any such additional document shall not impose any additional restrictions or obligations on the Shareholder. Any obligations of the Shareholder shall be binding upon the successors and assigns of the Shareholder from and after the date hereof.

4. This Letter Agreement constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all of the Parties.

5. No Party may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Shareholder and each of its respective successors, heirs and assigns and permitted transferees.

6. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Article X of the Merger Agreement (Dispute Resolution) shall apply mutatis mutandis hereunder.

7. This Letter Agreement shall terminate upon expiration of the Lock-Up Period.

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Agreed Form

Very truly yours,

[Company Shareholder Name]

WiMi Hologram Cloud Inc.

By:
Name:	Shuo Shi
Title:	CEO

MIDI Capital Markets, LLC

By:
Name:
Title:

Guosheng Holdings Limited

By:
Name:
Title:

Milestone Investments Limited

By:
Name:
Title: